Exhibit 3.6

LIMITED LIABILITY COMPANY AGREEMENT

OF

KINDERCARE REAL ESTATE, LLC

This Limited Liability Company Agreement (this “Agreement”) of KINDERCARE REAL ESTATE, LLC, is adopted by KinderCare Learning Centers, Inc., a Delaware corporation, as the sole member (the “Member”) of KinderCare Real Estate, LLC  (the “Company”).

The Member hereby agrees as follows:

1.             Name. The name of the Company is KinderCare Real Estate, LLC.  The Member shall have the power at any time to change the name of the Company; provided, that the name of the Company shall always contain the words “Limited Liability Company” or “L.L.C.” or “LLC.”

2.             Purpose. The purpose of the Company is to (i) acquire, own, hold, manage, operate, lease, finance and dispose of real estate or direct or indirect interests therein, (ii) to engage in any lawful act or activity for which a limited liability company may be organized under the Act and (iii) to do all things necessary or incidental to the foregoing.

3.             Registered Office. The registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

4.             Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

5.             Principal Place of Business.  The Company shall maintain an office and principal place of business at 650 Holladay Street, Suite 1400, Portland, Oregon 97232 or at such other place as may be determined from time to time in the sole discretion of the Member.

6.             Members.  The name and the address of the Member is set forth on Schedule A.

7.             Management. Management of the Company is vested exclusively in the Member. All decisions shall be taken by the Member, and the actions of the Member acting in conformity with the terms of this Agreement shall bind the Company. The Member shall have the power to do any and all acts necessary or convenient to or in furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a Member under the laws of the State of Delaware.

8.             Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon a decision made at any time by the Member to dissolve the Company. In the absence of such a decision by the Member, the Company shall be dissolved and its affairs wound up upon the bankruptcy or dissolution of the Member or as otherwise specifically required by the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as it may be amended from time to time, and any successor to such statute (the “Act”).

9.             Liquidation.  Upon a dissolution pursuant to Section 8, the Company’s business and assets shall be liquidated in an orderly manner.  The Member or its designee shall be the liquidators to wind up the affairs of the Company.  In performing their duties, the liquidators are authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any manner that the liquidators shall determine.

10.           Capital Contributions; Percentage Interest.  The Member shall make capital contributions to the Company in such amounts and at such times as the Member shall determine in its sole discretion.  The percentage interest of the Member in the Company shall be as set forth on Schedule A, as may be amended.

11.           Profits and Losses.  All profits, losses, gains, and similar tax items shall be allocated to as determined by the Member.

12.           Status of Entity.  The Company is and shall at all times be treated as a single member limited liability company.  The Company shall elect to be treated as a disregarded entity for income tax purposes.

13.           Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

14.           Restrictions on Transfer.  The Member may sell, assign, dispose of, or otherwise transfer, pledge or encumber all or any part of its membership interest or economic interest in the Company at any time.

15.           Admission of Additional or Substitute Members.  Additional members may be admitted to the Company at any time with the approval of the Member. Substitute members may be admitted to the Company at any time with the approval of the Member.  Upon the admission of any new member into the Company, Schedule A shall be amended to reflect such admission.

16.           Liability of Members.  The Member shall not have any liability for the obligations or liabilities of the Company to the fullest extent permitted by the Act.

17.           Indemnification.  The Company (the “Indemnitor”) shall indemnify and hold harmless the Member, its affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing (each, an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such Indemnitee for, on behalf of, or otherwise in connection with, the Company.

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18.           Amendments.  This Agreement may be amended only by written instrument executed by the Member.

19.           Benefits of Agreement.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member.

20.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, with all rights and remedies hereunder being governed by said laws.

21.           Certificates of Units.  The Company hereby irrevocably elects that all membership interests in the Company (“Units”) shall be securities for the purposes of, and governed by, Article 8 of the Uniform Commercial Code as in effect in the State of Delaware. The number of Units to be issued by the Company and outstanding at any time shall equal 100, with each Unit representing a 1% membership interest in the Company.  Certificates representing the Units shall be issued by the Company substantially in the form of Exhibit A hereto and each certificate evidencing Units in the Company shall bear the following legend:  “This certificate evidences a limited liability company interest in KinderCare Real Estate, LLC and shall be a security for purposes of, and governed by, Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.”  No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.  As of the date hereof, the number of Units held by the Member is set forth on Schedule A hereto.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 30 day of June, 2003.

KINDERCARE LEARNING CENTERS, INC.

By:	/s/ Eva M. Kripalani
Name:	Eva M. Kripalani
Title:	Senior Vice President, General Counsel and Corporate Secretary

Schedule A

Member	Percentage Interest	Membership Units

KinderCare Learning Centers, Inc.	100%	100
650 Holladay Street
Suite 1400
Portland, Oregon 97232

EXHIBIT A

UNIT CERTIFICATE

KINDERCARE REAL ESTATE, LLC, a Delaware limited liability company

Certificate No:  001

THIS CERTIFIES THAT KINDERCARE LEARNING CENTERS, INC. is the owner of 100 fully paid and non-assessable Units, representing 100% of the limited liability company interests in the above limited liability company (the “Company”) and certain other rights in connection therewith in the Company, as set forth in the Limited Liability Company Agreement of KINDERCARE REAL ESTATE, LLC, a Delaware limited liability company dated as of July          , 2003, as amended, modified and supplemented from time to time (the “LLC Agreement”).  SUCH MEMBER’S UNITS ARE NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE LLC AGREEMENT AND ARE OTHERWISE SUBJECT TO THE TERMS AND CONDITIONS OF THE LLC AGREEMENT.

This Certificate is not negotiable or transferable except in connection with the transfer of the limited liability company interest evidenced hereby as provided in the LLC Agreement; provided, however, that this Certificate, when coupled with an assignment in the form set forth on the reverse hereof, or otherwise sufficient to convey an interest in the Company, duly executed in blank or assigned to the named assignee, may be deposited with the Company and shall constitute direction by the registered owner of this Certificate to such Company to register the change of ownership of the limited liability company interest evidenced hereby to such assignee and to issue a new certificate reflecting such change of ownership to such assignee.  This certificate evidences a limited liability company interest in KinderCare Real Estate, LLC and shall be a security for purposes of, and governed by, Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer and the issuance recorded in its Company books this                       day of July, 2003.

KinderCare Real Estate, LLC

By:
Name:
Title:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE UNITS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACTS EXISTS AND THE EXISTENCE OF ANY SUCH EXEMPTION MUST BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE COMPANY

REVERSE OF CERTIFICATE

OWNERSHIP POWER

FOR VALUE RECEIVED, KINDERCARE LEARNING CENTERS, INC., a Delaware limited liability company, hereby sells, assigns and transfers unto                                                     all of its Units in KINDERCARE REAL ESTATE, LLC, a Delaware limited liability company, represented by the following certificate(s): Number 001, and irrevocably appoints                                                                           as attorney to transfer the ownership interest(s) with full power of substitution in the premises.

DATED:	KINDERCARE LEARNING CENTERS, INC.,
a Delaware corporation

By:
In the presence of:	Name:
Title:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE UNITS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACTS EXISTS AND THE EXISTENCE OF ANY SUCH EXEMPTION MUST BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE COMPANY